Exhibit 10.3

THE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. IN ADDITION, THE NOTE MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF THE NOTE, NO TRANSFER OF THE NOTE WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE NOTE. THE NOTE IS ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE NOTE.

OPHIR EXPLORATION INC.

UNSECURED PROMISSORY NOTE

DUE DECEMBER 11, 2010

December 11, 2009
US$30,000

FOR VALUE RECEIVED, the undersigned, OPHIR EXPLORATION INC., an Alberta Corporation (herein called the -Company", which includes any successor corporation or subsidiary thereof), hereby promises to pay to Sara Creek Gold Corp, or its registered assigns (the "Holder") on or before December 11, 2010 (the "Maturity Date"), the principal sum of THIRTY THOUSAND UNITED STATES DOLLARS, US DOLLARS ($30,000) plus interest of 5% per annum.

This Note has not been registered under the U.S. Securities Act or the securities laws of any state or province, and is being offered and sold to an accredited investor in a transaction not requiring registration under the U.S. Securities Act or Canadian Regulations, and accordingly the Note will be a  "restricted security" in the United States within the meaning of Rule 144(a)(3) of  the U.S. Securities Act

Section 1. Payments; Prepayment

(a) All payments of principal hereunder shall be made in lawful money of the T Jnited States of America at Calgary, Alberta or at such other place as the Company shall have designated by written notice to the Holder of this Note as provided below.

(b) The Note may be prepaid at any time by the Company without penalty.

(c) Each and any payment hereon shall reduce the outstanding interest and then principal amount of this Note.

Section 2. Pledge; The Company shall also execute and deliver to Holder any documents, instruments and agreements, and take all such further actions, as Holder may deem desirable in obtaining the full benefits of this Note and of the rights and powers herein granted.

Section 3. Representations and Warranties. Each of the representations and warranties contained herein that are not qualified by materiality shall be true and correct as of the Closing Date and each of the representations and warranties that are qualified by materiality shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the- Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct in all material respects as of such other date and such representations and warranties not qualified by materiality shall he true and correct as of such other date).

Section 4, Default. If the Company fails to comply with any term of this Note (an "Event of Default"), and such Event of Default is continuing, the principal of this Note shall automatically become due and payable.

Section 5. Costs and Attorneys' Fees. All costs and expenses, including reasonable attorneys' fees, incurred in exercising any right, power or remedy conferred by this Note or in the enforcement thereof, shall become part of the indebtedness.

Section 6, Further Assurances_ Company agrees that at any time and from time to time upon the written request of Holder, Company will execute and deliver such further documents and do such further acts and things as Holder may reasonably request in order to effect the purposes of this Note.

Section 7 Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8, No Waiver; Cumulative Remedies. Holder shall not by any act, delay, omission or otherwise be deemed tr, have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Holder, and then only to the extent therein set forth. A waiver by Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Holder would otherwise have on any future occasion. Neither failure on the part of Holder to exercise, nor any delay in exercising on the part of Holder, any right, power or privilege hereunder shall preclude any other or f1 ..11%11—1 a exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

Section 9. Waiver. The Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

Section 10. Amendments. None of the terms or provisions of this Note may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Note and all obligations of the Company hereunder shall together with the rights and remedies of Holder hereunder, inure to the benefit of Holder and its successors and assigns.

Section 11. Recourse Obligation. Company hereby acknowledges and agrees that Holder's recourse hereunder shall be fully recourse to the Company.

Section 12. Notices. All notices and communications provided for hereunder shall be in writing and will be deemed given only when actually received by;

(a) Telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or

(b)  registered or certified mail with return receipt requested (postage prepaid), or

(c) a recognised overnight delivery service (with charges prepaid). Any such notire  must be sent:

If to the Company:

OPHIR EXPLORATION INC.
46 Royal Ridge Rise NW
Calgary, AB
T3G 4V2

If to the Holder:

Sara Creek Gold Corp
Nevada

Section 13. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Alberta.

The Company has caused this Note to be duly executed.